Exhibit 4.1

SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 10, 2006

AMONG

KEYSTONE AUTOMOTIVE OPERATIONS, INC.,

THE GUARANTOR PARTY HERETO

AND

THE BANK OF NEW YORK,

AS TRUSTEE

9 3/4% SENIOR SUBORDINATED NOTES DUE 2013

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of February 10, 2006, among KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation (the “Company”), KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC, a Delaware limited liability company (the “Undersigned”) and THE BANK OF NEW YORK, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 30, 2003 (the “Indenture”), relating to the Company’s 9 3/4% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries, and certain other Restricted Subsidiaries in certain circumstances, to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.,
as Issuer

By:	/s/ Bryant Bynum
	Name:	Bryant Bynum
	Title:	Executive Vice President and
Chief Financial Officer

KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC, as Guarantor

By:	/s/ Bryant Bynum
	Name:	Bryant Bynum
	Title:	President and Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Mary LaGumina
	Name:	Mary LaGumina
	Title:	Vice President

[Supplemental Indenture]